UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

Genitope Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50425	770436313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Penobscot Drive, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-482-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, Genitope Corporation entered into two lease agreements (the "Lease Agreements") to rent approximately 220,000 square feet of space located in two buildings at the Ardenwood Technology Park in Fremont, California owned by Peery-Arrillaga (the "Landlord"). The 15 and a half year lease terms commence with the signing and will terminate on November 20, 2020. The Lease Agreements include two five-year options to extend. In addition, the Landlord granted Genitope Corporation a three-year option for addtional space on adjacent property.

The Lease Agreements provide for an initial monthly basic rent of $2.35 per square foot, with an annual 3% increase. The Lease Agreements provide that Genitope Corporation shall also pay all real estate taxes and operating expenses associated with the leased premises.

Simultaneously with the execution of the Lease Agreements, Genitope Corporation entered into two construction agreements with the Landlord to provide for the build-out of the 220,000 square foot, two-building campus. The current estimated cost of the build-out is approximately $60 million. Genitope Corporation currently expects to contribute approximately $34 million towards the cost of the build-out.

The foregoing is a summary description of the terms and conditions of the Lease Agreements and by its nature is incomplete. It is qualified in the entirety by the text of the respective Lease Agreements, copies of which will be filed with the Securities and Exchange Commission as exhibits to Genitope Corporation's Quarterly Report on 10Q for the second quarter of 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Genitope Corporation entered into the Lease Agreements with the Landlord on May 19, 2005. The 15 and a half year lease terms commence with the signing and will terminate on November 20, 2020. Genitope Corporation's obligation to pay monthly rent and other operating expenses begins in November 2005. Genitope Corporation plans to initiate the build-out of the 220,000 square foot, two-building campus as soon as the design is finalized and all required permits, etc. are obtained.

See the information set forth under Item 1.01 above for a more detailed description of the transaction and other material terms and conditions.

Item 7.01. Regulation FD Disclosure.

On May 23, 2005, Genitope Corporation issued a press release announcing the signing of the leases for its commercial manufacturing facility and new corporate headquarters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1 Press release entitled "Genitope Corporation signs leases for New Commercial Manufacturing Facility and Corporate Headquarters" dated May 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genitope Corporation

May 23, 2005	By:	/s/ John Vuko

Name: John Vuko
Title: Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled "Genitope Corporation Signs Leases for New Commercial Manufacturing Facility and Corporate Headquarters" dated May 23, 2005.